AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

1.   Name of Portfolio AXP SMALL CAP VALUE

2.   Name of Issuer National Financial Partners Corp.

3.   Date of Purchase 9/17/03

4.   Underwriter from whom purchased Merrill Lynch & Co.

5. "Affiliated Underwriter" managing or participating in underwriting syndicate Goldman, Sachs & Co., Merrill Lynch & Co., JPMorgan, Bear, Stearns & Co. Inc., CIBC World Markets, Sandler O'Neill & Partners, L.P.

6.   Is a list of the underwriting syndicate's members attached? YES

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $208,540,494

8.   Aggregate principal amount of offering 9,066,978 shares

9.   Purchase price (net of fees and expenses) $23.00

10.  Date offering commenced 9/17/03

11.  Offering price at close of first day on which any sales were made $26.25

12.  Commission, spread or profit $1.61

13.  Have the following conditions been satisfied?

     a.  The securities are:                                           Yes   No

                  Part of an issue registered under the Securities
                  Act of 1933 that is being offered to the public;     X

                  Eligible Municipal Securities;                       N/A

                  Sold in an Eligible Foreign Offering; or             N/A

                  Sold in an Eligible Rule 144A offering?                     NO

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

                    (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                                        Yes      No
     b.  (1)   The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the
               issuer); OR                                                              YES     ___

         (2)   If the securities to be purchased were offered for
               subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
               which the rights offering terminates?                                    ___     ___

     c.  The underwriting was a firm commitment underwriting?                           YES     ___

     d.  The commission,  spread, or profit was reasonable and fair in relation to that being received by others for underwriting  similar  securities during the same period (see  attachment  for comparison of spread with
         comparable recent offerings)?                                                  YES     ___

     e.  The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less
         than three years?                                                              YES     ___

     f.  (1)   The amount of the securities, other than those sold in an Eligible
               Rule 144A Offering (see below), purchased by all of the
               investment companies advised by the Adviser did not exceed
               25% of the principal amount of the offering; OR                          YES     ___

         (2)   If the  securities  purchased  were sold in an Eligible Rule 144A
               Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

               (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to
                    qualified institutional buyers, as defined in Rule
                    144A(a)(1), plus                                                    ___     ___

               (ii) The principal amount of the offering of such class in
                    any concurrent public offering?                                     ___     ___

     g.  (1)   No affiliated underwriter of the Fund was a direct or indirect
               participant in or beneficiary of the sale; OR                            YES     ___

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

                                                                                        Yes      No
         (2)  With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise
              allocated to the account of an affiliated underwriter?                    ___     ___

     h.  Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and
         quarterly reports to the Directors?                                            YES     ___



Date:  9/30/03                        ___________________________________
                                      Goldman Sachs Asset Management, L.P.


                                      By: /s/ Stacey A. Dematteis
                                          ----------------------------
                                              Signature

                                             Stacey A. Dematteis, Vice President
                                             -----------------------------------
                                             Name and Title

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